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                                  EXHIBIT 8(b)

                     FORM OF AMENDED AND RESTATED SCHEDULE A
                           TO THE CUSTODIAN AGREEMENT




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                                             Dated:  As of ______________, 1997

                              Amended and Restated
                                   Schedule A
                           to the Custodian Agreement
                         between The HighMark Group and
                          The Bank of California, N.A.

Name of Fund
------------

The U.S. Government Money Market Fund
The Diversified Money Market Fund
The 100% U.S. Treasury Money Market Fund
The Balanced Fund
The Growth Fund
The Income Equity Fund
The Bond Fund
The California Tax-Free Money Market Fund
The Value Momentum Fund
The Blue Chip Growth Fund
The Emerging Growth Fund
The International Equity Fund
The Intermediate-Term Bond Fund
The Government Securities Fund
The Convertible Securities Fund
The California Intermediate Tax-Free Bond Fund

[SEAL]                                UNION BANK OF CALIFORNIA, N.A.
                                      (formerly, The Bank of California, N.A.)

                                      By: ________________________________

                                      Title: ______________________________



[SEAL]                                HIGHMARK FUNDS
                                      (formerly, The HighMark Group)

                                      By: ________________________________

                                      Title: _______________________________